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                                                                    EXHIBIT 10.3

                           MASTER ASSIGNMENT AGREEMENT



         THIS AGREEMENT is made as of the 21st day of August, 1998 by and between CHASTAIN CAPITAL CORPORATION ("Assignor"), MERRILL LYNCH MORTGAGE CAPITAL INC. ("MLMCI") and MERRILL LYNCH CAPITAL SERVICES, INC. ("MLCS") By executing this Agreement, Assignor, MLMCI and MLCS agree to be bound by the terms of this Agreement.

                                   WITNESSETH

         WHEREAS the parties elect to enter into this Agreement and, at the request of Assignor, MLMCI may from time to time at its option agree to make one or more loans (in each instance, a "Loan") to Assignor, which Loans shall be limited in aggregate outstanding principal amount, as of any date of determination, to $35,000,000, said Loans to be evidenced by Assignor's Note (the "Note") of even date herewith maturing on August 20, 1999 (the "Maturity Date"), a form of which is attached hereto as Exhibit A; and

         WHEREAS, in order to induce MLMCI to make Loans from time to time to it, Assignor has agreed to assign and pledge to MLMCI and its affiliate, MLCS, and grant to MLMCI and MLCS a lien upon and a security interest in the Collateral (as hereinafter defined) for the purpose of securing its obligations under the Note and certain obligations of Assignor to MLCS;

         NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, Assignor and MLMCI agree as follows:

         SECTION 1. DEFINITIONS; CONSTRUCTION

         (a) Definitions. As used herein, the following terms shall have the meaning herein specified (to be equally applicable to be the singular and plural forms of the terms defined):

         "Act of Insolvency" shall have the meaning set forth in Section 10(d) hereof.

         "Agency" shall refer to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Governmental National Mortgage Association, as applicable.

         "Agreement" shall mean this Master Assignment Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Base Currency" shall mean United States dollars.

         "Book Net Worth" shall mean the equity of Assignor determined in accordance with GAAP.
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         "Business Day" shall mean any day excluding Saturday, Sunday, or any other day on which banks in The City of New York are authorized or required by law to be closed.

         "Certificate Issuance Agreements" shall mean the agreements pursuant to which the related Pledged MBSs or Pledged Certificates, as the case may be, have been issued, including any agreements relating to the payment or distribution of amounts to the holder of such Pledged MBSs or Pledged Certificates, which agreements have been previously approved by MLMCI or its affiliate.

         "Closing Date" shall mean with respect to each Loan, the closing date set forth in the Confirmation Statement applicable to such Loan.

         "Collateral" shall have the meaning ascribed thereto in Section 2 (a) hereof and shall include any Supplemental Collateral.

         "Collateral Summary" shall mean the description of each Eligible Asset proposed to be pledged hereunder that accompanies a request for funding, the submission of Substitute Collateral or the submission of Supplemental Collateral, which description shall set forth the outstanding principal amount, the interest rate and such other information as MLMCI may reasonably request.

         "Confirmation Statement" shall have the meaning set forth in Section 4 hereof.

         "Contractual Currency" shall have the meaning set forth in Section 2(g) hereof.

         "Covenant Compliance Certificate" shall refer to a certificate of Assignor to the effect that Assignor is in compliance, as of the date of such certificate, with the covenants set forth in Section 9 of this Agreement.

         "Current Margin" shall have the meaning ascribed to it in Section 5(b) hereof.

         "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning specified in Section 11(e) hereof.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "DTC" shall mean The Depository Trust Company.

         "Effective Date" shall mean the date that all of the conditions set forth in Section 7 hereof have been met.

         "Eligible Assets" shall mean the Pledged MBSs, Pledged Certificates, Pledged Whole Loans and Pledged Syndicated Bank Loans subject to this Agreement.

         "Event of Default" shall have the meaning set forth in Section 10 hereof.

         "GAAP" shall have the meaning specified in Section 1(b) hereof.


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         "Governmental Authority" shall mean any nation, government, or state, or any political subdivision of any of them, or any court, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Lien" shall mean any interest in property, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, and including, but not limited to, a security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale, financing statement or trust receipt or a lease, consignment or bailment for security purposes.

         "Loan" shall have the meaning set forth in the preamble hereof.

         "Loan Documents" shall mean and include this Agreement, the Note, each Confirmation Statement, the Swap Agreement and all instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto or in connection herewith or therewith.

         "Loan Schedule" shall mean the schedule of Loans and the repayment thereof attached to the Note.

         "Market Value" shall mean, for any Eligible Asset and for the Swap Agreement, the value thereof determined by MLMCI (or its affiliate) from time to time (and at such times in its sole discretion) in the good faith exercise of its reasonable business judgement.

         "MLCS" shall refer to Merrill Lynch Capital Services, Inc., a Delaware corporation.

         "Note" shall have the meaning set forth in the preamble hereof.

         "Obligations" shall mean the principal of and all interest on the Loans, all fees, expenses, reimbursements (including, without limitation the reasonable fees and expenses of attorneys), taxes and indemnities and other amounts payable by Assignor under the Loan Documents and under any other documents or instruments executed and delivered by Assignor in connection therewith to MLMCI pursuant to Section 2 hereof or any of their respective successors or assigns, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however arising.

         "Outstanding Loans" shall mean on the date of determination thereof the aggregate unpaid principal amount of each Loan made hereunder.

         "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Pledged Certificate" shall mean a security (which may be a subordinated security) (i) which is pledged by Assignor to MLMCI in connection with a Loan hereunder, which may include a related certificate of novation, and
(ii) which represents a specified undivided beneficial interest in a pool of partnership interests, which themselves represent interests in commercial real estate property, acceptable to MLMCI in its sole discretion.


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         "Pledged MBS" shall mean a pass-through certificate (whether rated or unrated), which (i) is pledged by Assignor and accepted by MLMCI in connection with a Loan hereunder, (ii) is issued by an issuer other than an Agency, and
(iii) represents a specified undivided beneficial interest (which interest may be composed of the right to receive payments of principal only or payments of interest only thereon) in a pool consisting of single family or commercial mortgage loans.

         "Pledged Syndicated Bank Loan" shall mean a collateralized loan (which may be a subordinated loan) which is (i) made by a syndicate of financial institutions, (ii) assigned by Assignor to MLMCI in connection with a Loan hereunder, and (iii) the assignment of which has been notified in writing to the obligor on such collateralized loan.

         "Pledged Whole Loan" shall mean a whole mortgage loan (which may be a subordinated mortgage loan) collateralized by assets acceptable to MLMCI in its sole discretion.

         "Proceeds" shall have the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, (i) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Assignor from time to time in connection with any reacquisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and any sale, transfer or other disposition of all or any part of the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Rating" shall mean the credit rating, if any, received by any Eligible Asset from any of the Rating Agencies. In the event of a split in the rating received by any Eligible Asset, the lower rating shall be considered the Rating for purposes of this Agreement.

         "Rating Agencies" shall refer to (i) Moody's Investors Service, Inc. and any successor thereto, (ii) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto, (iii) Fitch IBCA and any successor thereto, and (iv) Duff & Phelp's Credit Rating Co. and any successor thereto.

         "Spot Rate" shall mean, where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree, the spot rate of exchange quoted by Barclays Bank PLC in the London inter bank market for the sale by it of such second currency against a purchase by it of such first currency.

         "Substitute Collateral" shall have the meaning set forth in Section 6 hereof.

         "Supplemental Collateral" shall mean collateral acceptable to MLMCI in accordance with the provisions of Section 5(c) hereof.

         "Swap Agreement" shall mean that certain ISDA Master Agreement dated as of August 21, 1998 between MLCS and Assignor, including all supplements thereto and confirmations thereunder, including, without limitation, that certain Confirmation dated August 21, 1998, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.


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         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or in the state whose version of the UCC furnishes the law applicable to the transactions contemplated herein.

         (b) Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with generally accepted accounting principles ("GAAP").

         (c) Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified. Any defined term which relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms hereof.


         SECTION 2. GRANT OF SECURITY INTEREST; DELIVERY OF COLLATERAL; LOANS DISCRETIONARY; CONTRACTUAL CURRENCY

         (a) Assignor hereby grants, pledges, assigns, transfers and delivers to MLMCI with respect to each Loan on the related Closing Date, and grants to MLMCI a lien upon and continuing security interest in all of Assignor's right, title and interest in, to and under all of the following whether now owned or existing, or at any time hereafter acquired or arising, by Assignor or in which Assignor now has or at any time in the future may acquire any right, title or interest (all of which being hereinafter collectively called the "Collateral"): (i) the Eligible Assets described in the Confirmation Statement delivered pursuant to Section 4 relating to a Loan effective upon delivery of such Confirmation Statement, (ii) any Supplemental Collateral that may be granted to MLMCI pursuant to Section 5(c) hereof (provided, however, that any representations, warranties or covenants contained herein, and the grant of a lien and security interest with respect to any Supplemental Collateral, shall be effective as to any Supplemental Collateral (or any Proceeds, distributions or other amounts realized in respect of such Supplemental Collateral) only upon the delivery of such Supplemental Collateral to MLMCI pursuant to such Section 5(c) hereof), (iii) all right, title and interest of Assignor in and to the Swap Agreement (including, without limitation, all amounts owed to Assignor under the Swap Agreement, (iv) all Proceeds, distributions and other amounts realized in respect of any of the foregoing, and (v) with respect to any Loan, all books and records of Assignor pertaining to any of the foregoing, as security for the due and punctual payment by Assignor of the Note and any amounts that may become payable thereunder or hereunder.

         (b) Assignor hereby grants, pledges, assigns, transfers and delivers to MLCS a second lien on the Collateral as security for the due and punctual payment by Assignor of its obligations under the Swap Agreement and any amount that may become payable thereunder. MLMCI hereby agrees to act as bailee and agent for MLCS for purposes of perfecting such second lien and administering the Collateral.


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         (c)      Assignor shall, with respect to each Loan and the Swap
Agreement, deliver to MLMCI the Collateral registered in the name of MLMCI or its nominee or, if permitted by MLMCI in its sole discretion, properly endorsed instruments of transfer (including, without limitation, any necessary assignments, corporate resolutions and opinions of legal counsel and certificates required for transfer) that will either enable MLMCI to cause such Collateral to be so registered or allow MLMCI to receive all payments with respect to, and to transfer to a third party, in each case without further action on the part of MLMCI other than delivering such Collateral and such instruments of transfer to the appropriate transfer agent. The right of MLMCI to receive, and the obligation of Assignor to deliver, Collateral in the form described in the preceding sentence will not be waived, diminished or modified by MLMCI's having accepted and received, knowingly or unknowingly, Collateral that has not been so registered or is not accompanied by such instruments of transfer. In respect of any rights in respect of a Pledged Syndicated Bank Loan made to an obligor incorporated in England which is included in the Collateral, the Assignor shall deliver to each obligor and the agent under such Pledged Syndicated Bank Loan a notice of assignment substantially in the form of Exhibit E hereto, as approved by MLMCI and MLCS and shall ensure that each such obligor and agent acknowledge such notice.

         (d) MLMCI shall not be required to make any Loans hereunder and any Loan hereunder shall be made by MLMCI in its sole discretion.

         (e) If MLMCI determines to make any Loan hereunder, then in accordance with the related Confirmation Statement, MLMCI shall advance such Loan to Assignor in a principal amount of up to the percentage (as set forth in the related Confirmation Statement) of the sum of (i) the Market Value of the Collateral described in such Confirmation Statement and (ii) accrued and unpaid interest on such amount. Each Loan advance hereunder shall be recorded as such by MLMCI and be evidenced by the "Loan Schedule" attached to the Note, and any repayments of each such Loan shall be recorded as such by MLMCI and be evidenced by such "Loan Schedule"; provided, however, that the failure of such recordation by MLMCI shall not affect the rights of the parties hereunder with respect to such Loan.

         (f) Each Loan shall bear interest, as calculated on a monthly basis, on the unpaid principal amount thereof from and including the related date of determination to but excluding the related Maturity Date at a per annum rate (based upon a 360-day year and the actual number of days elapsed) equal to the interest rate specified in the related Confirmation Statement. The interest rate for each Loan shall be calculated as a specified percentage over the prevailing London Interbank Offered Rate for one-month United States Dollar deposits as set forth on page 8695 of Knight-Ridder as of 8:00 a.m. New York City time two Business Days prior to the related Closing Date as specified in the related Confirmation Statement.

         (g)      (i)      All repayments of any Loan shall be made in the
currency of the advance made with respect to such Loan (the "Contractual Currency") except as provided in Section 11(i). Notwithstanding the foregoing, the payee of any money may, at its option, accept tender thereof in any other currency, provided, however, that, to the extent permitted by applicable law, the obligation of the payer to pay such money will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for


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delivery within the customary delivery period for spot transactions in respect of the relevant currency.

          (ii) If for any reason the amount in the Contractual Currency received by a party, including amounts received after conversion of any recovery under any judgement or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due and payable, the party required to make the payment will, as a separate and independent obligation, to the extent permitted by applicable law, immediately transfer such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

         (iii) If for any reason the amount in the Contractual Currency received by a party exceeds the amount of the Contractual Currency due and payable, the party receiving the transfer will refund promptly the amount of such excess.

         SECTION 3. EARNINGS ON COLLATERAL

         In the event that the Collateral is registered in the name of MLMCI or any affiliate or designee thereof or MLMCI or its affiliate or designee is entitled to receive payments and distributions on the Collateral, all payments and distributions, whether in cash or in kind, made on or with respect to the Collateral will, unless otherwise agreed by MLMCI, be paid, delivered or transferred directly to MLMCI (or such affiliate or designee) and, within one
(1) business day of receipt thereof, will, so long as an Event of Default as defined in Section 10 hereof shall not have occurred and be continuing, be paid to Assignor by wire transfer in immediately available funds. Following the occurrence and during the continuation of an Event of Default, if Assignor shall receive any payment or distribution on or with respect to the Collateral, it shall hold such payment or distribution in trust for the benefit of MLMCI.

         In the event that the Collateral is registered in the name of Assignor or Assignor is entitled to receive payments and distributions on the Collateral, all payments and distributions, whether in cash or in kind, made on or with respect to the Collateral shall, so long as an Event of Default shall not have occurred and be continuing, be paid to Assignor directly by the applicable paying agent. MLMCI may, in its sole discretion after the occurrence and during the continuation of an Event of Default, cause all such payments and distributions to be paid, delivered or transferred directly to MLMCI, to be applied by MLMCI to the then outstanding Obligations.

         SECTION 4. CONFIRMATION STATEMENT

         MLMCI shall, with respect to each Loan, deliver a confirmation statement substantially in the form attached hereto as Exhibit B (in each case, the "Confirmation Statement") to Assignor confirming the agreement between Assignor and MLMCI as to the specific terms of the Loan. Each such Confirmation Statement shall constitute a binding agreement between Assignor and MLMCI, and this Agreement is hereby incorporated in each such Confirmation Statement and made a part thereof as if it were set out in full in each such Confirmation Statement. Each such Confirmation Statement will be binding upon the parties hereto unless written notice of


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objection is given by the objecting party to the other party within two (2)
Business Days after the objecting party's receipt of such Confirmation
Statement.

         SECTION 5. MARGIN DETERMINATIONS

         (a) A margin requirement (the "Margin Requirement") expressed as a percentage shall be established by MLMCI with respect to each Loan on the related Closing Date and shall be set forth in the related Confirmation Statement. MLMCI shall determine the Market Value for the Eligible Assets in the good faith exercise of its reasonable business judgment from time to time, but no less frequently than once monthly, and at such time as it may elect in its sole discretion.

         (b) MLMCI may, in its reasonable discretion, from time to time calculate the current margin (the "Current Margin") with respect to any Loan, which Current Margin shall equal the amount by which (i) 100% exceeds (ii) a fraction (expressed as a percentage) (A) the numerator of which is the then outstanding principal amount of such Loan together with accrued and unpaid interest thereon to the date of determination and (B) the denominator of which shall be the sum of (1) the Market Value of the related Eligible Assets (including any Supplemental Collateral delivered pursuant to this Agreement) then held by MLMCI together with accrued and unpaid interest thereon to the date of determination and (2) the Market Value of the Swap Agreement (expressed a positive number if such Market Value is in favor of Assignor and expressed as a negative number if such Market Value is in favor of MLCS).

         (c) If MLMCI shall at any time determine with respect to a Loan that the Current Margin is less than the related Margin Requirement, MLMCI may in its discretion notify Assignor of such fact, and Assignor shall be obligated, not later than twenty-four (24) hours after Assignor's receipt of such notice, to deliver to MLMCI cash or Supplemental Collateral acceptable to MLMCI in its sole reasonable judgment as Collateral hereunder, which cash shall be applied to reduce the principal balance of the related Loan and which Supplemental Collateral shall, in the aggregate, equal an amount such that, after giving effect to the application of such cash and the delivery of such Supplemental Collateral, the Current Margin for such Loan will be at least equal to the related Margin Requirement. Delivery of Supplemental Collateral pursuant to this
Section 5(c) shall be in such manner as is acceptable to, and under such additional conditions as may be required by, MLMCI in its sole reasonable judgment.

         (d) If at any time the Current Margin for a Loan exceeds the Margin Requirement for such Loan and provided that Assignor shall not have failed to satisfy the requirements of Section 5(c) with respect to any notice thereunder given by MLMCI relating to any Loan, Assignor may, upon notice to MLMCI, demand that MLMCI redeliver all or any portion of the Supplemental Collateral, provided, however, that after giving effect to such redelivery, the Current Margin would not be less than the Margin Requirement, and MLMCI shall make good delivery of such Supplemental Collateral, in a manner equivalent to the manner in which such Supplemental Collateral was delivered to MLMCI, no later than the Business Day following receipt by MLMCI of such notice. In such connection, MLMCI shall execute such other documents and take such other actions as Assignor may reasonably request in order to evidence and give effect to the release of such Supplemental Collateral from the security interest granted by this Agreement.


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         (e)      The parties agree that for purposes of the calculations to be made and any cash to be posted pursuant to this Section 5, all amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time.

         SECTION 6. SUBSTITUTION OF COLLATERAL

         (a) MLMCI shall allow Assignor, in Assignor's sole discretion, to provide collateral acceptable to MLMCI, in MLMCI's sole reasonable discretion, to be substituted for existing Collateral of equal Market Value. All certificates or instruments representing such substituted collateral ("Substitute Collateral") shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to MLMCI.

         (b) In the case of any Loan for which the repayment date is other than the Business Day immediately following the related Closing Date and with respect to which Assignor does not have any existing right to substitute substantially the same Collateral for existing Collateral, Assignor shall have the right, subject to the proviso to this sentence, upon notice to MLMCI, which notice shall be given at or prior to 12:00 pm (New York time) on such Business Day, to substitute substantially the same Collateral for any existing Collateral; provided, however, that MLMCI may elect, by the close of business on the Business Day notice is received, or by the close of the next Business Day if notice is given after 12:00 pm (New York time) on such day, not to accept such substitution. In the event such substitution is accepted by MLMCI, such substitution shall be made by Assignor's delivery to MLMCI of such other Collateral and MLMCI's delivery to Assignor of such existing Collateral, and after such substitution, the substituted Collateral shall be deemed to replace the existing Collateral. In the event MLMCI elects not to accept such substitution, MLMCI shall offer Assignor the right to terminate the Loan.

         (c) In the event Assignor exercised its right to substitute or terminate under sub-paragraph (b), Assignor shall be obligated to pay to MLMCI, by the close of the Business Day of such substitution or termination, as the case may be, an amount equal to (A) MLMCI's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent MLMCI determines not to enter into replacement transactions, the loss incurred by MLMCI directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by MLMCI in good faith.

         SECTION 7. CONDITIONS TO THE LOANS

         (a) Conditions to the Effective Date. The obligation of MLMCI to enter into this Agreement is subject to the satisfaction by Assignor of the following conditions on the Effective Date:

               (i) Loan Documents. MLMCI shall have received the following documents each in form and substance satisfactory to MLMCI and its counsel:


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                  a.       this Agreement, executed and delivered on behalf of
                           Assignor by a duly authorized officer of Assignor,

                  b. the Note, executed and delivered on behalf of Assignor by a duly authorized officer of Assignor, and

                  c. the related Collateral and transfer documents, if delivery of the Collateral and transfer documents is required in order to perfect MLMCI's security interest in such Collateral.

              (ii) Proceedings of Assignor. MLMCI shall have received a copy of the resolutions in form and substance satisfactory to MLMCI and its counsel, of Assignor authorizing (i) the execution, delivery and performance of the Loan Documents and the other documents to be executed and/or delivered by it pursuant hereto or thereto or in connection herewith or therewith, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the security interest contemplated hereby, certified by a duly authorized officer of Assignor as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

             (iii) Corporate Documents of Assignor. MLMCI shall have received true and complete copies of the Certificate of Incorporation and By-Laws of Assignor (including any and all amendments, supplements and modifications thereto) certified to such effect by a duly authorized officer of Assignor as of the Effective Date.

              (iv) No Violation. The consummation of the transactions contemplated hereby and by the other Loan Documents shall not contravene, violate or conflict with, nor involve MLMCI in a violation of, any requirement of law.

               (v) Permits, Licenses, Approvals, Consent, etc. MLMCI shall have received a certificate of a duly authorized officer of Assignor certifying that all permits, licenses, approvals and consents required in connection with the execution, delivery and performance by Assignor and the validity and enforceability against Assignor of this Agreement and the other Loan Documents have been obtained and such permits, licenses, approvals and consents are in full force and effect and have not been amended, modified, revoked or rescinded.

              (vi) Swap Agreement. The Swap Agreement shall have been duly authorized, executed and delivered by the parties thereto.

             (vii) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to MLMCI and its counsel.

         (b) Conditions Precedent to all Loans and Substitutions. The making of any Loan or the permitting of any substitution of Substitute Collateral by MLMCI hereunder is, except as otherwise provided in this Section 7, subject to compliance by Assignor with the following conditions precedent and the other terms and conditions hereof and, the giving of any notice by Assignor with respect to a Loan pursuant to Section 4 and the acceptance of the Proceeds of any


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
Loan by Assignor and the substitution of any Substitute Collateral shall be deemed certification by Assignor that the following conditions shall have been met:

               (i) Representations and Warranties. Each of the representations and warranties made by Assignor herein and in the other Loan Documents are true and correct on and as of the Closing Date, before and after giving effect to the Loan (and the application of the Proceeds therefrom) or the substitution, as though made on and as of such date.

              (ii) No Default. Before and after giving effect to such Loan (and the application of Proceeds therefrom) or such substitution, no Default or Event of Default shall have occurred and is continuing on and as of the Closing Date.

             (iii) Financing Statements. The separate financing statement, instrument or other document, if required by MLMCI to be recorded and/or filed with respect to the subject Loan or substitution, shall have been so recorded and/or filed.

              (iv) Good Standing Certificates. On or prior to the initial Closing Date hereunder and from time to time thereafter as MLMCI may reasonably request (but not more frequently than quarterly), MLMCI shall have received original certificates, in form and substance satisfactory to MLMCI and its counsel, from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of Assignor in their respective jurisdiction of incorporation and in each other jurisdiction where the ownership of their respective property or the conduct of its business requires such qualification.

               (v) Legal Opinion of Counsel to Assignor. On or prior to the initial Closing Date hereunder and on each date after the initial Closing Date that a security interest in Collateral is granted to MLMCI and MLCS hereunder Assignor shall cause to be delivered to MLMCI and MLCS an opinion of counsel to Assignor with respect to the matters set forth in Exhibit C, in form and substance acceptable to MLMCI and MLCS.

              (vi) Recordings and Filings. All material instruments and documents (including, without limitation, financing statements and continuation statements) required to be filed hereunder in order to create in favor of MLMCI a perfected security interest in the Collateral hereunder shall have been properly filed in each office in each relevant jurisdiction and copies of such instruments and documents, stamped to indicate such filing, shall have been delivered to MLMCI.

             (vii) On or prior to the Closing Date of any Loan, MLMCI shall have received with respect to an Eligible Asset:

                  a. if applicable, a fully executed copy of the Certificate Issuance Agreements; and

                  b. if applicable, any financing statements or continuation statements naming MLMCI as secured party which MLMCI reasonably requests be filed with respect to the related Collateral.

         SECTION 8. REPRESENTATIONS AND WARRANTIES

         Assignor hereby represents and warrants to MLMCI, and shall on and as of the Closing Date of each Loan be deemed to represent and warrant to MLMCI, that:

         (a) Due Incorporation. Assignor has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation.

         (b) Authorization. Assignor has full power and authority to execute and deliver this Agreement and the Note and to perform its obligations hereunder and thereunder; this Agreement and the Note have each been duly authorized by all necessary action and neither requires any additional approval of any directors or officers other than that which has already been obtained, each has been duly executed and delivered by Assignor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting creditors' rights, to the assumption that enforcement will be undertaken in a commercially reasonable manner and to general principles of equity and equitable remedies, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (c) No Conflict. Neither the execution and delivery nor the performance by Assignor of this Agreement or the Note will conflict with the governing instruments of Assignor or conflict with, result in a breach of or constitute a default (which default could reasonably be expected to result in any material adverse change in the financial condition, earnings or business affairs of Assignor or could reasonably be expected to materially and adversely affect the properties or assets thereof, including but not limited to the Collateral) or require any consent under any material instrument or agreement to which Assignor is a party or by which Assignor may be bound, or any law, order or regulation applicable to Assignor of any court, Governmental Agency, authority or body having jurisdiction over Assignor and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of Assignor's properties.

         (d) Approvals, etc. Neither the execution and delivery nor the performance by Assignor of this Agreement requires any authorization, approval, consent, license, exemption (other than any self-executing exemption), filing, registration or the taking of any other action in respect of any federal or state authority except where the failure to comply with such requirement would not adversely affect the delivery, execution or performance by Assignor of this Agreement or cause a material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Assignor.

         (e) Good Title. Assignor is the owner of the Collateral and such Collateral is free and clear of all security interests, liens, charges, encumbrances and rights of others, except for the lien and security interest created hereby, and on the related Closing Date, (1) MLMCI has a first priority lien on and security interest in the Collateral (including all proceeds, distributions and other amounts realized in respect thereof) in favor of MLMCI, subject to no prior security interest, lien, charge, encumbrance or rights of others, and, MLMCI having taken possession of the Collateral registered in the name of MLMCI or its nominee or delivered with such instruments of transfer as provided in Section 2(c) hereof, no further action, including any filing or recordation of any document, is currently required in order to establish and perfect the liens on and security interests in the Collateral in favor of MLMCI against any third parties in any jurisdiction and (2) MLCS has a second priority lien on and security interest in the Collateral (including all proceeds distributions and other amounts realized in respect thereof) in favor of MLCS, subject only to the first priority interest described in clause (1) above.

         (f) Tax Liens. There are no delinquent federal, state, city, county or other taxes relating to Assignor, the Collateral or any arrangement pursuant to which the Collateral is issued that might, in the reasonable judgment of MLMCI, materially adversely affect any of the Collateral or the business, operations, properties, prospects or condition (financial or otherwise) of Assignor, and all such delinquent tax liabilities have been satisfied except those that are being contested by Assignor in good faith and with respect to which payment has been stayed by a court of competent jurisdiction.

         (g) Financial Statements. Since the date of the financial statement reflecting information as of May 1998 heretofore delivered by Assignor to MLMCI (which Assignor represents and warrants to be the most recent financial statement), there has been no material adverse change in Assignor's financial condition or results of operations. Assignor shall provide MLMCI with audited fiscal year-end financial statements and additional publicly available interim financial statements promptly upon each becoming available.

         SECTION 9. COVENANTS

         (a) Taxes. Assignor will pay and discharge all taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral.

         (b) Laws. Assignor will at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Assignor or any of its assets.

         (c) Name and Locations. Assignor will immediately advise MLMCI in writing of the opening of any new chief executive office or the closing of any such office and of any change in Assignor's name or the places where the books and records pertaining to the Collateral assigned to MLMCI by Assignor are kept.

         (d) Records. Assignor will maintain records with respect to the Collateral assigned to MLMCI by Assignor and with respect to the conduct and operation of its business in conformity with general industry standards and with no less a degree of prudence than if the Collateral were held by Assignor for its own account and will furnish MLMCI, upon reasonable prior request by MLMCI or its designated representative, with reasonable information with respect to the Collateral assigned to MLMCI by Assignor and with respect to the conduct and operation of its business. Assignor will permit MLMCI without any request from MLMCI or its designated representative to inspect Assignor's records with respect to the Collateral and the conduct and operation of its business upon reasonable notice from MLMCI or its designated representative, at reasonable times and with reasonable frequency, and to make copies or extracts of any and all thereof. In addition, Assignor shall, promptly upon receipt and without any request from

MLMCI, furnish MLMCI with any reports, notices or other communications from the issuer of, trustee for, or other party relating to, the Eligible Assets pledged as Collateral hereunder that would ordinarily be sent to the registered holder or owner of such Eligible Asset. MLMCI shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Assignor's business.

         (e)      MLMCI's Duty of Care. Except as herein provided in this
Section 9(e), MLMCI's sole duty with respect to the Collateral shall be to use reasonable care in the custody, use, operation and preservation of the Collateral in its possession or control. MLMCI shall incur no liability to Assignor for any act of government, act of God, or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by and supervised by MLMCI with reasonable care, or MLMCI's failure to provide adequate protection or insurance for the Collateral. MLMCI shall have no obligation to take any action to preserve any rights in any of the Collateral against prior parties, and Assignor hereby agrees to take such action. Assignor shall defend the Collateral against all such claims and demands of all persons, at all times, as are adverse to MLMCI. MLMCI shall have no obligation to realize upon any Collateral, except through proper application of any distributions with respect to the Collateral made directly to MLMCI or its agent(s). So long as MLMCI shall act in a commercially reasonable manner, Assignor hereby waives the defense of impairment of the Collateral.

         (f) Use of Proceeds. None of the proceeds of any Loan will be used either directly or indirectly to acquire any margin security, as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, and Assignor will not take any action that might cause this Agreement or the Note (and the Loan evidenced hereby and thereby) to violate any regulation of the Federal Reserve Board.

         (g) Further Information. Assignor shall provide MLMCI, from time to time at Assignor's expense, with such information concerning Assignor of a financial or operational nature as MLMCI may reasonably request promptly upon receipt of such request. Without limiting the foregoing, Assignor shall furnish to MLMCI,

         (i) as soon as available and in any event within sixty (60) days after the close of each of the first three (3) quarters of each fiscal year of Assignor, the applicable quarterly financial statement (or the applicable Form 10-Q as filed with the Securities and Exchange Commission, to the extent that Assignor is required to file such Form 10-Q), including the statements of income and balance sheets as of the end of such quarter, subject to normal year-end audit adjustments, and as prepared in accordance with GAAP; and

         (ii) as soon as available and in any event within ninety (90) days after the close of each fiscal year of Assignor, the statement of income of Assignor, the balance sheets of Assignor as of the end of such fiscal year, the statement of cash flow of Assignor and a statement of changes in financial position of Assignor as at the end of and for the fiscal year just closed, setting forth the corresponding figures of the previous fiscal year, if applicable, in comparative form, all in reasonable detail and certified (without any qualification or exception deemed material by MLMCI) by independent certified accountants selected by Assignor and reasonably satisfactory to MLMCI and concurrently with such financial statements, the report of such independent certified accountants.

         (h) Maximum Debt to Equity Ratio. Assignor shall maintain during the term of this Agreement a debt to equity ratio not to exceed 8 to 1, as of any date of determination.

         (i) Book Net Worth. Assignor shall not experience losses or changes in its financial condition which cause its Book Net Worth, in any two consecutive fiscal quarters, to be less than or equal to 80% of its Book Net Worth as of the commencement of such period. Assignor shall maintain a minimum Book Net Worth of $100,000,000, evidence of which shall be provided in form and substance satisfactory to MLMCI.

         (j) Covenant Compliance Certificate. Assignor shall deliver to MLMCI the Covenant Compliance Certificate within ten (10) days following the end of each calendar quarter.

         (k) Additional Credit Facilities. Assignor shall promptly notify MLMCI of the termination or cancellation of any loan credit facility of Assignor for which there is a recourse obligation on the part of Assignor.

         (l) Further Covenants. Without prior written consent of MLMCI and MLCS, Assignor will not: (i) assign, sell, transfer, pledge or grant any security interest in or lien on any of the Collateral to anyone except MLMCI or MLCS, permit any financing statement (except any financing statements in favor of MLMCI or MLCS) or assignment (except for any assignments in favor of MLMCI or
MLCS) to be on file in any public office with respect thereto, (ii) permit or suffer to exist any security interest, lien, charge, encumbrance or right of others to attach to any of the Collateral, except as contemplated by this Agreement, or (iii) consent to any amendment or supplement to the documents pursuant to which the Collateral was issued that would materially and adversely affect the interests of MLMCI or MLCS or with respect to the Collateral without the prior written consent of MLMCI or MLCS, respectively.

         (m) Swap Agreement. Assignor shall maintain the Swap Agreement, or enter into currency exchange arrangements satisfactory to MLMCI so long as Assignor shall have pledged to MLMCI and MLCS hereunder that Pledged Syndicated Bank Loan arising under the Junior Facility Agreement dated April 30, 1998, for Blackstone Hotel Acquisitions Company arranged by Merrill Lynch International with Bankers Trust Company as Junior Agent and Security Trustee and the Novation Certificate executed by Assignor related thereto.

         SECTION 10. EVENTS OF DEFAULT

         Each of the following, so long as it shall not have been remedied, shall constitute an "Event of Default" hereunder:

         (a) Nonperformance. Any failure to pay, whether on the acceleration thereof or otherwise, any amounts due under the Note or any failure to pay any amount due under this Agreement or to perform any provision of this Agreement in accordance herewith, or any material breach of any representation, warranty or covenant set forth herein or in the Note.

         (b) Termination of Interest. MLMCI shall for any reason not have a valid, enforceable first priority security interest in any of the Collateral purported to be covered hereby or MLCS shall for any reason not have a valid enforceable second priority security interest in any of the Collateral purported to be covered hereby.

         (c) Events Set Forth in the Note. The occurrence of any event described in the Note which causes the Note to become due and payable.

         (d) Act of Insolvency. The filing by Assignor or a controlling entity, of a petition in bankruptcy, the adjudication of Assignor or a controlling entity as insolvent or bankrupt, the petition or application by Assignor or a controlling entity for any receiver or trustee for itself or any substantial part of its property, the commencement by Assignor or a controlling entity of any proceeding relating to it under any reorganization, arrangement, dissolution or liquidation law, or the initiation of any such proceeding against Assignor or a controlling entity, if Assignor or a controlling entity indicates by any act its consent thereto or if such proceeding is not dismissed or stayed within thirty (30) days (an "Act of Insolvency").

         (e) Material Adverse Change. In the reasonable judgment of MLMCI, a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Assignor.

         (f) Default Under Other Contracts. Assignor shall be in default with respect to any normal and customary covenants under any contract or agreement to which it is a party and which obligates it to pay indebtedness of at least $5,000,000 (which covenants include, but are not limited to, an Act of Insolvency of Assignor or the failure of Assignor to make required payments under such contract or agreement as they become due) which default permits acceleration of the obligations of Assignor under such contract or agreement by any other party thereto and which default, in the reasonable judgment of MLMCI, might result in a material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Assignor.

         (g) Merger or Consolidation. Assignor shall merge or consolidate into any entity unless MLMCI shall have expressly consented to such merger or consolidation in writing (which consent shall not be unreasonably withheld).

         (h) Anticipated Insolvency. MLMCI shall determine in a commercially reasonable manner that Assignor is or will be unable to meet its commitments hereunder, notifies Assignor of such determination and Assignor shall not have responded with appropriate information to the contrary to the satisfaction of MLMCI within 24 hours.

         (i) Final Judgement. A final non-appealable judgment by any competent court in the United States for the payment of money in an amount of at least $100,000 is rendered against Assignor, and the same remains undischarged and unpaid for a period of 60 days during which execution of such judgment is not effectively stayed.

         (j) Breach of Representation or Warranty. Any representation or warranty made by Assignor herein shall have been incorrect or untrue in any material respect when made or repeated or when deemed to have been made or repeated and such breach is continuing and

MLMCI's or MLCS's interests hereunder or with respect to any Collateral purported to be covered hereby are materially adversely affected thereby.

         (k) Opinion. A firm of independent accountants shall have failed to issue an opinion or shall have issued an opinion qualified adversely in any material respect in connection with the most recent audited financial statements of Assignor.

         (l) Breach of Covenant. Assignor shall breach in any material respect any covenant made by it herein or in the Note and such breach is continuing and MLMCI's or MLCS's interests hereunder are materially adversely affected thereby.

         (m) Swap Agreement. An Early Termination Date (as defined under the Swap Agreement) shall have occurred under the Swap Agreement.

         (n) Default Under the Certificate Issuance Agreements. There shall occur a default under any of the Certificate Issuance Agreements.

         SECTION 11. REMEDIES

         (a) Action Regarding Collateral. If an Event of Default shall occur, MLMCI, without demand of performance or other demand or notice of any kind to Assignor or any other person, all of which are hereby expressly waived, may forthwith apply the cash, if any, then held by it as part of the Collateral relating to any Loan to the payment of any of the Obligations, and, if there shall be no such cash or the cash so applied shall not be sufficient to pay in full all such Obligations, may thereafter collect, receive, appropriate, retain and realize upon the Collateral, or any part thereof, and may forthwith sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at such public or private sale or sales, at such place or places, at such price or prices and upon such other terms and conditions as MLMCI may deem best (provided, however, that MLMCI shall act in a commercially reasonable manner), for cash or on credit or for future delivery without assumption of any credit risk, with the right of MLMCI upon any such sale or sales to purchase all or any part of the Collateral so sold. Upon any sale, transfer or other disposition of the Collateral pursuant hereto MLMCI shall have the right to deliver, assign and transfer to the transferee thereof the Collateral so sold. Each transferee upon any such transfer or other disposition shall hold the property thereby acquired by it absolutely free from any claim or right of any kind, including any equity or rights of redemption, of Assignor, who hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute whether now existing or hereafter adopted (in the latter case, to the extent permitted thereby). Assignor agrees that MLMCI need give only such notice of the time and place of any public or private sale (including any adjourned private sale) or other intended disposition as may be required by market conditions and standards of commercial reasonableness and that MLMCI need not in any event give more than five days' notice that such sale or disposition is to take place. Assignor agrees that the notice provided for in the preceding sentence is reasonable notification of such matters.

         MLMCI shall not be obligated to make any sale pursuant to any such notice. MLMCI may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by MLMCI until the selling price is paid by the purchaser thereof, but MLMCI shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. MLMCI, however, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the lien and security interest created hereby and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (b) Deficiency. If the proceeds of sale, collection, foreclosure or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Assignor shall remain liable for any deficiency.

         (c) Private Sale. Neither MLMCI nor MLCS shall incur any liability as a result of the sale of the Collateral (provided, however, that MLMCI and MLCS shall act in a commercially reasonable manner) or any part thereof, at any private sale. Assignor hereby waives any claims against MLMCI, MLCS or any holder or holders of the Note arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if MLMCI and MLCS accept the first offer received and do nor MLCS not offer the Collateral to more than one offeree (provided, however, that MLMCI and MLCS shall act in a commercially reasonable manner).

         (d) Application of Proceeds. The proceeds of any sale or other realization of all or any part of the Collateral, and any other cash at the time held by MLMCI under this Agreement, shall be applied by MLMCI in the following order of priority:

                  First, to the payment of the costs and expenses of such sale and all expenses (including the fees and expenses of counsel), liabilities and advances made or incurred by MLMCI in connection therewith.

                  Second, to the payment of all accrued interest under the Note due or past due.

                  Third, to the payment of principal upon the Note due or past due.

                  Fourth, to the payment of all other amounts owing under this Agreement.

                  Fifth, to the payment of any amounts owed by Assignor to MLMCI, MLCS or any affiliate thereof under the Swap Agreement or any repurchase agreement.

                  Sixth, to the payment of any amounts owed by Assignor to MLMCI or any affiliate thereof under any other instrument or agreement.

                  Seventh, to the payment to Assignor, or to such other person as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds and other cash.

As used in this Agreement, "proceeds" of the Collateral shall mean cash and other property received or otherwise realized in respect of the Collateral.

         (e) Default Rate of Interest. After demand is made with respect to the Note or upon acceleration thereof, until the balance thereof shall be paid, the Loan amounts due thereunder shall bear interest at a per annum rate (based on a year of 360 days and actual days elapsed) equal to the greater of (i) two hundred (200) basis points in excess of the interest rate for such Loan and (ii) two hundred (200) basis points in excess of the prime rate for short term bank commercial loans as published in The Wall Street Journal, changing as such published rate changes, but in no event higher than the maximum rate permitted by law.

         (f) Attorney-in-Fact. Effective upon the occurrence of an Event of Default hereunder, MLMCI is hereby appointed the attorney-in-fact of Assignor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which MLMCI may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, after an Event of Default has occurred, MLMCI shall have the right and power to receive, endorse and collect all checks made payable to the order of Assignor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

         (g)      Payments on Collateral to Assignor.

                  (i) Following the occurrence and during the continuation of an Event of Default hereunder, all rights of Assignor to receive any payments from the related Collateral which it would otherwise be authorized to receive shall cease, and all such rights shall thereupon become vested in MLMCI, which shall thereupon have the sole right to receive and hold as Collateral such payments.

                  (ii) Following the occurrence and during the continuation of an Event of Default hereunder, all payments which are received by Assignor contrary to the provisions of the preceding subsection (i) shall be received in trust for the benefit of MLMCI, shall be segregated from other funds of Assignor and shall be promptly paid to MLMCI.

         (h) Cross-Collateralization; Right of Set-Off. MLMCI may, in its sole discretion upon the occurrence and during the continuation of an Event of Default hereunder, proceed against any assets held by it or any of its affiliates under any other agreement with Assignor or any of Assignor's subsidiaries (including, without limitation, the Swap Agreement) and shall have a right of set-off against any amounts owed by MLMCI, MLCS or any of their affiliates to Assignor under any other agreement with Assignor or any of Assignor's subsidiaries. In addition, the parties agree that MLMCI may, in its sole discretion upon the occurrence and during the continuation of an event of default under any other agreement with Assignor or any of Assignor's subsidiaries (including, without limitation, the Swap Agreement), proceed against any assets held by it hereunder and shall have a right of set-off against any amount owed by MLMCI to Assignor hereunder.

         (i) Base Currency Calculations. All calculations of amounts due and any set-off calculations under this Section 11 shall, if the sums involved are not denominated in the Base Currency, be converted into the Base Currency on the relevant date at the Spot Rate prevailing at the relevant time.

         SECTION 12. MATURITY DATE; INTEREST PAYMENT DATES; REPAYMENT OF
PRINCIPAL

         (a) Assignor and MLMCI hereby agree that the Obligations of Assignor hereunder and under the Note are payable on the Maturity Date unless earlier payment thereof is required pursuant to the terms of this Agreement.

         (b) Interest on each Loan shall be payable on the dates described in the related Confirmation Statement.

         (c) The principal portion of each Loan may be repaid in whole or in part at the discretion of Assignor on any date on which a payment of interest is to be made thereon by Assignor pursuant to the terms of this Agreement and the related Confirmation Statement provided that (i) Assignor shall have provided MLMCI with not less than two (2) Business Days' written notice of Assignor's intention to effect such repayment and the amount thereof, (ii) all payments of interest then due and owing on the Loan are paid in full and (iii) no Event of Default has occurred and is continuing with respect to any of Assignor's Obligations hereunder or under the Note. In the event that Assignor prepays the principal portion of any Loan, in whole or in part, as set forth in this Section 12(c), Assignor shall be obligated to pay to MLMCI, by the close of business on the Business Day of such prepayment, an amount equal to MLMCI's actual cost (including all fees, expenses and commissions) of (i) entering into or terminating hedge transactions related to the Collateral securing the subject Loan and (ii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such prepayment. The foregoing amounts shall be determined and calculated solely by MLMCI acting in good faith.

         (d) Nothing in this Section 12 shall be deemed to limit the right of MLMCI to require, so long as an Event of Default shall have occurred and is continuing, the payment by Assignor of all Obligations arising hereunder and under the Note.

         (e) Netting of Payments. Any payments to be made by or to MLMCI pursuant to this Agreement shall be netted against and paid in conjunction with any payments to be made by or to MLCS under the Swap Agreement.

         SECTION 13. GENERAL PROVISIONS

         (a) No Waiver. No waiver or amendment of or forbearance in enforcing any provision of this Agreement nor consent to any departure by either party herefrom shall be effective unless expressly granted in writing and shall be limited to the extent expressed therein.

         (b) Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein without regard to the conflict of laws principles thereof. Unless otherwise defined herein, terms defined in the Uniform Commercial Code in the State of New York are used herein as defined therein. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (c) Construction. The captions in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

         (d) Assignment. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights or other obligations hereunder or under the Note may be assigned by Assignor without the prior written consent of MLMCI and any attempted or purported assignment hereof or thereof shall be void. MLMCI may assign, pledge, sell or hypothecate any or all of its rights hereunder without consent.

         (e)      Change in Applicable Law.

                  (i) In the event that any applicable law with respect to any item of Collateral or any change of applicable law with respect to any item of Collateral results in any material restriction or limitation on the corporate power or authority of MLMCI to enter into a proposed Loan or to continue to maintain an existing Loan with respect to such Collateral, (A) the parties hereto shall in good faith negotiate such additional or revised terms to this Agreement as will result in a permissible transaction that corresponds to the economic equivalent of the arrangement originally contemplated by the parties hereunder or (B) if such applicable law or change of applicable law, as the case may be, does not permit such renegotiation, the commitment of MLMCI to enter into or to continue to maintain the Loan with respect to such Collateral shall be cancelled or modified (depending upon the stated effect of the applicable law or change of applicable law, as appropriate), with such cancellation and/or modification to be operative upon the earlier of (x) the date required by such applicable law or change of applicable law, as appropriate, or (y) the date on which Assignor has secured alternative financing for the affected Collateral.

                  (ii) In the event that any applicable law with respect to any item of Collateral or any change of applicable law with respect to any item of Collateral results in any adverse economic effect on MLMCI that is material with respect to the particular Loan, the parties hereto shall in good faith negotiate such additional or revised terms related to pricing that will result in a Loan that corresponds to the economic equivalent of the arrangement originally contemplated by MLMCI and Assignor.

         (f) Notices, Payments, Deliveries. Unless otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or telex communication), and such notices and other communications shall, when mailed, telegraphed, communicated by facsimile transmission or telexed, be effective when received at the address for notices for the party to whom such notice or communications is to be given as follows:

                  If to MLMCI:

                         Merrill Lynch Mortgage Capital Inc.
                         Merrill Lynch World Headquarters
                         World Financial Center
                         North Tower - 22nd Floor
                         New York, New York 10281

                         Attention: James B. Cason
                         Telephone: (212) 449-1219
                         Telecopy: (212) 449-3673

                  with a copy to:

                         Merrill Lynch Mortgage Capital Inc.
                         Merrill Lynch World Headquarters
                         World Financial Center
                         North Tower - 22nd Floor
                         New York, New York 10281

                         Attention: Michael A. Blum
                         Telephone: (212) 449-8486
                         Telecopy: (212) 449-6673

                  If to Assignor:

                         Chastain Capital Corporation
                         3424 Peachtree Road, N.E. Suite 800
                         Atlanta, Georgia 30326

                         Attention: Steve Grubenhoff
                         Telephone: (404) 848-8871
                         Telecopy: (404) 848-8929


provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission, and provided further, however, that all financial statements delivered shall be hand-delivered or sent by first-class mail to MLMCI at such address. All payments on and deliveries of Collateral hereunder shall be made to the address or account for payments and deliveries of such Collateral for the party to whom such payment or delivery is to be made as set forth above. Either party may revise any information relating to it by notice in writing to the other party, which notice shall be effective on the third Business Day following receipt thereof.

         (g) Termination. When all Obligations shall have been paid in full and upon the written request of Assignor, this Agreement shall terminate and MLMCI and MLCS shall release their liens and security interests hereunder and assign, transfer and deliver, against receipt, any remaining Collateral and money received in respect thereof to or on the order of Assignor. Upon the request of Assignor, MLMCI and MLCS will then execute termination statements and such other documents as Assignor may reasonably request as are necessary to make clear upon the public record the termination of the lien and security interests created hereby with respect to such assignment. The obligations of Assignor under Section 13(i) below shall, with respect to each transaction entered into hereunder, survive any termination hereof.

         (h)      Aggregate Amount of Loans; Disbursement of Funds.

                  (i) The aggregate outstanding principal amount of the Loans shall be limited, as of any date of determination, to $35,000,000.

                  (ii) Assignor may request disbursement of amounts borrowed hereunder upon not less than two (2) Business Days' written notice to MLMCI.

                  (iii) MLMCI is not obligated to make any Loan or advance under this Agreement or pursuant to the Note.

         (i)      Expenses.

                  (i) Assignor shall pay its own costs and expenses and all reasonable costs and expenses of MLMCI (including reasonable expenses for legal services) incident to the preparation and negotiation of this Agreement and any documents relating hereto; provided, however, that Assignor shall not be responsible for paying MLMCI's legal expenses in excess of $15,000.

                  (ii) Assignor agrees to pay to MLMCI on demand all reasonable costs and expenses (including reasonable expenses for legal services) of any subsequent enforcement of any of the provisions hereof, or of the performance by MLMCI of any Obligations of Assignor in respect of the Collateral which Assignor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of MLMCI in respect thereof, by litigation or otherwise, including expenses of insurance.

                  (iii) Assignor agrees to pay to MLMCI on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred by MLMCI in connection with any due diligence review of the Collateral.

                  (iv) Assignor agrees to pay to MLMCI on demand all costs and expenses (including reasonable expenses for legal services) of the registration of the Collateral in the name of MLMCI or its nominee.

                  (v) All such expenses shall be Obligations to MLMCI secured under this Agreement.

         (j) MLMCI's Right to Pledge. Nothing in this Agreement shall preclude MLMCI from engaging in transactions with third parties involving the selling pursuant to a repurchase arrangement, pledging or hypothecating of the Collateral, but no such transaction shall relieve MLMCI of its obligations hereunder.

         (k) Indemnification. Assignor agrees to indemnify and hold harmless MLMCI against all liabilities and expenses to which MLMCI may become subject relating to any fees, taxes or liability to any third party resulting from any action taken or omitted by or upon instructions of Assignor with respect to the Collateral.

         (l) Appointment of Agent. The parties acknowledge that MLCS has appointed MLMCI as its agent for purposes of exercising MLCS's rights under the Swap Agreement. The parties further acknowledge that the appointment by MLCS of MLMCI as its agent as aforesaid is irrevocable and coupled with an interest.

         (m)      Confidentiality.

               (i) Each of the parties hereto acknowledges that this Agreement is confidential in nature and each such party agrees that, unless otherwise directed by a court or regulatory entity of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of counsel), it shall limit the distribution of such document to only its officers, employees, attorneys, accountants and agents as required in order to conduct its business with the other party hereto. This subparagraph shall not apply to information which has otherwise lawfully entered the public domain or which the other party has given written permission to disclose.

              (ii) In connection with the Transactions contemplated under this Agreement, the Assignor will be providing MLMCI and MLCS with certain information with respect to its financial condition, assets and operations that is non-public, confidential or proprietary in nature, including, without limitation, the information contained in any reports provided to MLMCI and MLCS pursuant to Section 9(g) hereof (the "Information"). Neither MLMCI nor MLCS agree that it will not (a) disclose the Information to any other person or use any portion thereof except in connection with the Transactions or (b) disclose to any person the fact that the Information has been made available. Notwithstanding the foregoing, MLMCI and MLCS may disclose the Information: (a) to its directors, officers and employees who need to know the Information for purposes of evaluating the Transactions, who are informed of the confidential nature of the Information and who agree to be bound by the terms of this Agreement; (b) as may be required by applicable law or at the request of any regulatory or supervisory authority having jurisdiction over MLMCI and MLCS; or
(c) with our prior consent.

         (n) Further Assurances. Assignor agrees that, from time to time upon the prior written request of MLMCI, it will (i) execute and deliver such further documents and do such other acts and things as MLMCI may reasonably request in order to fully effectuate the purposes of this Agreement and (ii) provide such opinions of counsel concerning matters relating to this Agreement as MLMCI may reasonably request.

         (o) Remedies Cumulative. All rights, remedies and powers of MLMCI and MLCS hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of MLMCI and MLCS whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement or under the Note, MLMCI and MLCS shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

         (p) Litigation. Notwithstanding any termination hereof, Assignor hereby agrees that any legal action or proceeding against it in connection herewith may be brought in the courts of the State of New York or of the United States of America located in the City and State of New York, Borough of Manhattan, as MLMCI may elect, and Assignor hereby irrevocably submits to the jurisdiction of each of said courts, and waives any objection on the grounds of venue, forum non conveniens or similar ground.

         (q) Entire Agreement. This Agreement, including the Exhibits hereto, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           CHASTAIN CAPITAL CORPORATION

                           By: /s/ Rufus Chambers, Jr.
                              --------------------------------------------------
                           Name: Rufus Chambers, Jr.
                                ------------------------------------------------
                           Title: President
                                 -----------------------------------------------


                           MERRILL LYNCH MORTGAGE CAPITAL INC.

                           By: /s/ James B. Cason
                              --------------------------------------------------
                           Name: James B. Cason
                                ------------------------------------------------
                           Title: Vice President
                                 -----------------------------------------------


                           MERRILL LYNCH CAPITAL SERVICES, INC.

                           By: /s/ John Mulholland
                              --------------------------------------------------
                           Name: John Mulholland
                                ------------------------------------------------
                           Title: Vice President
                                 -----------------------------------------------

                                    EXHIBIT A


THIS NOTE IS NOT A
NEGOTIABLE INSTRUMENT.

NO TRANSFER OR SALE OF THIS NOTE SHALL BE
MADE UNLESS SUCH TRANSFER IS EXEMPT FROM
THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT OF 1933, AS AMENDED, AND ANY
APPLICABLE STATE SECURITIES LAWS OR IS
MADE IN ACCORDANCE WITH SAID ACT AND
LAWS.



                                      NOTE


$35,000,000                New York, New York                  August 21, 1998

         FOR VALUE RECEIVED, CHASTAIN CAPITAL CORPORATION (the "Assignor") promises to pay to MERRILL LYNCH MORTGAGE CAPITAL INC. (the "Payee") the principal sum of [_] Dollars ($[_]) (or so much thereof as shall have been advanced here against and shall be outstanding), in lawful money of the United States of America, in immediately available funds, with interest on each principal sum advanced here against or the unpaid balance thereof with such frequency and to such location as is specified in the related confirmation statement (in each case, the "Confirmation Statement") for such advance (or on such other day and with such other frequency and to such other location as may be mutually agreed upon by Assignor and the Payee) at said office and in said money and funds from the date of the related advance until August 20, 1999 (the "Maturity Date") at the rate per annum (based on a year of 360 days and actual days elapsed) indicated on the related Confirmation Statement attached hereto, but in no event higher than the maximum rate permitted by law, and after such Maturity Date, or upon acceleration as hereinafter provided, until said balances shall be paid, at the rate per annum (based on a year of 360 days and actual days elapsed) equal to the greater of (i) two hundred (200) basis points in excess of the interest rate for such advance and (ii) two hundred (200) basis points in excess of the prime rate for short term bank commercial loans as published in The Wall Street Journal, changing as such published rate changes, but in no event higher than the maximum rate permitted by law.

         Advances here against shall be in minimum amounts of $1,000,000 and integral multiples of $100,000 in excess thereof. Assignor may request disbursement of amounts borrowed hereunder upon not less than two (2) Business Days' written notice to the Payee. The Payee is not obligated to make any advances hereunder. The Payee is hereby authorized by Assignor to endorse on the Loan Schedule amounts advanced here against, the rate of interest relating thereto and any principal prepayments hereunder (as permitted by the Assignment defined below), it being understood, however, that failure to make any such endorsement shall not affect the obligations of Assignor hereunder in respect of the amounts advanced here against.

         This Note is the Note referred to in the Master Assignment Agreement (as amended, supplemented or otherwise modified from time to time, the "Master Assignment Agreement"), dated as of August ____, 1998, between Assignor, Merrill Lynch Capital Services, Inc. and the Payee, granting to the Payee a first priority perfected security interest in the Collateral, as described therein. The holder is entitled to the benefits of the Master Assignment Agreement and may enforce the agreements of Assignor contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. All capitalized terms used in this Note and not otherwise defined shall have the respective meanings set forth in the Master Assignment Agreement except where the context clearly indicates otherwise.

         This Note and all other present and future obligations of any and all kinds of Assignor in favor of the holder hereof, whether created directly or acquired by assignment, whether absolute or contingent, shall, unless the holder shall otherwise elect, forthwith be due and payable without notice or demand of any kind (except as expressly provided in the Master Assignment Agreement), all of which are expressly waived upon the occurrence of an Event of Default.

         Assignor hereby agrees that any legal action or proceeding against it for enforcement of this Note or of any judgment with respect to this Note may be brought in the courts of the State of New York or of the United States of America located in the City and State of New York, Borough of Manhattan, as the holder may elect, and Assignor hereby irrevocably submits to the jurisdiction of each of said courts, and waives any objection on the grounds of venue, forum non conveniens or similar ground. Assignor irrevocably consents that service of process in any such action or proceeding may be made upon Assignor by the mailing thereof by the holder by United States registered or certified mail, postage prepaid, to Assignor at the address set forth herein below the signature of Assignor, and Assignor hereby further agrees that service of process in such manner shall be full and sufficient notice of any such action or proceeding.

         Assignor waives diligence, presentment of any instrument, protest and notice of non-payment or protest and any and all other notices and demands whatsoever in connection with the delivery, acceptance, performance, default or enforcement of this Note. Assignor will pay on demand all costs of collection (including reasonable attorneys' fees) paid or incurred by the holder in enforcing this Note on default. As used herein, the word "holder" shall mean the Payee or any endorsee of this Note who is in possession hereof, if this Note is at the time payable to the bearer.

         This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein, without regard to the conflict of laws principles thereof.

                                    CHASTAIN CAPITAL CORPORATION

                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------

                                    Address: 3424 Peachtree Road, N.E. Suite 800
                                             Atlanta, Georgia 30326
                                             Attention: Steve Grubenhoff

                                  LOAN SCHEDULE


This Note evidences Loans made by the Payee to Assignor and the repayment of principal by Assignor to the Payee, in the principal amounts and on the dates and with the related interest rates set forth below as well as the total amount advanced here against as of each such date:



  DATE           PRINCIPAL       INTEREST       PRINCIPAL           TOTAL
               AMOUNT LOANED       RATE       AMOUNT REPAID      OUTSTANDING

--------     ----------------   ----------   ---------------    -------------

--------     ----------------   ----------   ---------------    -------------

--------     ----------------   ----------   ---------------    -------------

--------     ----------------   ----------   ---------------    -------------

--------     ----------------   ----------   ---------------    -------------

--------     ----------------   ----------   ---------------    -------------

                                    EXHIBIT B


                             CONFIRMATION STATEMENT
                       MERRILL LYNCH MORTGAGE CAPITAL INC.


Date:             __________________________

Borrower:         Chastain Capital Corporation
Address:          3424 Peachtree Road, N.E. Suite 800
                  Atlanta, Georgia 30326

Attention: Steve Grubenhoff
Telephone: (404) 848-8871
Fax Number: (404) 848-8929

                Re: LOAN PURSUANT TO MASTER ASSIGNMENT AGREEMENT

Gentlemen:

Merrill Lynch Mortgage Capital Inc. ("MLMCI") is pleased to confirm our Loan to you (the "Assignor") pursuant to the Master Assignment Agreement (the "Master Assignment Agreement"), dated as of August 21, 1998, between you, MLMCI and Merrill Lynch Capital Services, Inc. under the following terms and conditions:

1.       Eligible Asset Description: ________________________

         A.  Security Issue Date or
                  Date of Origination of the
                  Obligation Represented
                  by the Eligible Asset: ______________________
         B.  Percentage Ownership:  _____________________%

         C.  Face Amount:  $_____________________

         D.  Current Market Value:  $_____________________

         E.  Margin Requirement:    _____________________%

2.       Loan:                       _____ New Funds                                  _____ Roll

         A.   Amount:                          $______________
         B.   Closing Date:                     _______________
         C.   Interest Payment Date:            The last Business Day of each month.
         D.   Interest Rate:                    __________ (____) basis points over the prevailing London
                                                Interbank Offered Rate for one-month United States Dollar
                                                deposits as set forth on page 8695 of Knight-Ridder as of 8:00 a.m.
                                                New York City time two Business Days prior to the Closing Date as set forth herein.

MLMCI's Wiring Instructions                  Assignor's Wiring Instructions
---------------------------------------------------------------------------
Bankers Trust New York                       [NAME OF BANK]
For the Account of Merrill Lynch             For the Account of
   Mortgage Capital Inc.                     Chastain Capital Corporation
Account Number: 00812914                     Account Number:  _______________
ABA Number: 021-001-033                      ABA Number:  __________________

         The Note, dated August 21, 1998, which evidences advances under the Master Assignment Agreement will be annotated on the schedule attached thereto to reflect the date, amount and interest rate relating to this advance.

         The Master Assignment Agreement is incorporated by reference into this Confirmation Statement and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Master Assignment Agreement.

                           Very truly yours,

                           MERRILL LYNCH MORTGAGE CAPITAL INC.

                           By:
                               --------------------------------

                           Name:
                                 ------------------------------

                           Title:
                                  -----------------------------

AGREED AND ACKNOWLEDGED:

CHASTAIN CAPITAL CORPORATION

By:
     ---------------------------

Name:
       -------------------------

Title:
        ------------------------

                                    EXHIBIT C

                         OPINION OF COUNSEL TO ASSIGNOR

1. Assignor is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has power and authority to enter into and perform its obligations under (i) the Master Assignment Agreement (the "Agreement") between Merrill Lynch Mortgage Capital Inc. ("MLMCI"), Merrill Lynch Capital Services, Inc. and Chastain Capital Corporation ("Assignor") and (ii) the Note relating thereto. Assignor is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Assignor and its subsidiaries, considered as a whole.

2. The Agreement and the Note have each been duly authorized, executed and delivered by Assignor.

3. The consummation of any of the transactions contemplated by the Agreement will not conflict with, result in a breach of, or constitute a default under the organizational documents of Assignor or the terms of any indenture or other agreement or instrument known to us to which Assignor is party or bound, or any order known to such counsel to be applicable to Assignor or any regulations applicable to Assignor, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Assignor.

4. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Assignor or relating to the transaction contemplated by the Agreement which, if adversely determined, would have a material adverse effect on MLMCI.

5. The Collateral will have been endorsed in a manner which satisfies any requirement of endorsement in order to transfer all right, title and interest in and to the Collateral from Assignor to MLMCI and MLCS. Assuming that the applicable law in the jurisdiction in which the Collateral is held is the same as that which exists in any jurisdiction in which such counsel is admitted to practice, the Agreement together with (a) the delivery of the Collateral by Assignor to MLMCI and (b) the endorsement of such Collateral to MLMCI or in blank, creates a valid, perfected security interest in favor of MLMCI; such security interest will have the same priority and will be subject to the same security interests and liens as apply to such Collateral in the hands of Assignor.

                                    EXHIBIT D

                      Form of Monthly Financial Statements
                          [To Be Provided By Assignor]

                                    EXHIBIT E

                            [Letterhead of Assignor]



                                        [Date]



         To:      [Obligor]









         To:      [Agent]



                       Re: [Pledged Syndicated Bank Loan]

Dear Sirs:

We refer to the [Agreement]. Terms defined in the Agreement have the same meaning in this notice.

We hereby give you notice that by a Master Assignment Agreement dated as of [ ] we have assigned in favor of Merrill Lynch Mortgage Capital, Inc. ("MLMCI") all our right, title and interest in and to the Agreement and the other Finance
Documents in respect of a Commitment of (pound)[         ] and Advances in a
principal amount of (pound)[         ] and Advances in a principal amount of
(pound)[      ] together with all interest, fees and other moneys and property related to such Commitment and Advances (together the "Assigned Rights").

Please note the following:

(a) We continue to be solely responsible for the performance of our obligations under the Junior Facility Agreement and the other Finance Documents.

(b) We irrevocably authorize and instruct you and the Agent to pay all amounts which are now or in future payable to us in respect of the Assigned Rights to MLMCI at the following account (or such other accounts as MLMCI may notify to you for this purpose): [details of MLMCI account].

(c) We have agreed that MLMCI may exercise all our rights under the Assigned Rights and to receive any payments due under or in respect of the Assigned Rights.

(d) The authority and instructions contained in this letter cannot be revoked or varied by us without the prior written consent of MLMCI.

Please confirm to [name] at MLMCI, [address] that you have received this notice and will act in accordance with its terms in the attached form.

Yours faithfully,





------------------------------------
For and on behalf of
[Assignor]

                             [Form of Confirmation]



To:      Merrill Lynch Mortgage Capital, Inc.
         [Address]

         Attention: [Name of contact]



Dear Sirs:

[Facility Agreement]

We refer to the notice of assignment dated [         ] from [Assignor] a copy of
which is attached.

We confirm that we will act in accordance with the terms of that notice.

Yours faithfully,



------------------------
For and on behalf of
[Name of company]